                                                                      EXHIBIT 21

SUBSIDIARY                                                    YEAR OF FORMATION
----------                                                    -----------------
DSET Acquisition Corp., a Delaware Corporation..............        1999
Konark Inc., a California Corporation.......................        1996
PIC Technologies, Inc., a Delaware Corporation..............        1999
DSET Canada Inc.............................................        2000
ISPsoft, Inc. (Dissolved January 31, 2002 pursuant to
  Merger)...................................................        1999
DSET Merger Corporation (Dissolved January 31, 2002 pursuant
  to Merger)................................................        2001